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                             AMERISTEEL CORPORATION

Exhibit 11 - Statement re: computation of per share earnings


      CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE (EPS) *


                                                                 SIX MONTHS ENDED                       THREE MONTHS ENDED
                                                                  SEPTEMBER 30,                            SEPTEMBER 30,
                                                            1997                 1996               1997                  1996
                                                        (UNAUDITED)          (UNAUDITED)        (UNAUDITED)           (UNAUDITED)
                                                        -----------          -----------        -----------           -----------
NET INCOME ($000S)                                      $    18,436          $     4,046        $    10,013           $     2,094
                                                        -----------          -----------        -----------           -----------

Weighted average shares outstanding (in thousands)           10,077               10,093             10,075                10,093

Dilutive effect of stock option plan (in thousands)              19                    -                 19                     -

                                                        -----------          -----------        -----------           -----------
Shares used in calculating Primary EPS (in thousands)        10,096               10,093             10,095                10,093
                                                        -----------          -----------        -----------           -----------
Primary EPS                                             $      1.83          $      0.40        $      1.00           $      0.21
                                                        ===========          ===========        ===========           ===========

*  Fully diluted earnings per share are identical to primary earnings per share.